EXHIBIT 23.2


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                          INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Registration Statement of Pre-Paid Legal Services, Inc. on Form S-3 of our report dated February 21, 1996, appearing in the Annual Report on Form 10-KSB of Pre-Paid Legal Services, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Oklahoma City, Oklahoma
October 28, 1996